                                                                Exhibit 4.3(g)

                    SIXTH AMENDMENT TO CREDIT AGREEMENT
       Between U.S. BANK NATIONAL ASSOCIATION, as Agent, the Other Lenders
                                       and
                          PREMIUM STANDARD FARMS, INC.
                            Dated August 27, 1997

     This Sixth Amendment to Credit Agreement (this "Amendment") is made as of the 31st day of March, 2002 by and among PREMIUM STANDARD FARMS, INC., a
Delaware corporation and a wholly owned subsidiary of the Guarantor
("Premium"), THE LUNDY PACKING COMPANY, a North Carolina corporation, successor by merger to PSF ACQUISITION CORP. and a wholly-owned subsidiary of
Premium ("Asset Sub B"), PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.,
a Delaware corporation, and a wholly-owned subsidiary of Premium ("Asset Sub
C"), LUNDY INTERNATIONAL, INC., a North Carolina corporation and a wholly owned subsidiary of Asset Sub C ("Lundy International"), and LPC
TRANSPORT, INC., a Delaware corporation and a wholly-owned subsidiary of Asset
Sub B ("Asset Sub D" and collectively with Premium, Asset Sub B, Asset
Sub C, and Lundy International, the "Borrower"), the financial institutions listed on the signature pages hereof (being at least the "Required
Lenders") and U.S. BANK NATIONAL ASSOCIATION, a national banking association
(as successor by assignment to U.S. Bancorp Ag Credit, Inc., [f/k/a FBS Ag
Credit, Inc.] a Colorado corporation)(the "Agent"), in its capacity as
Agent for the Lenders under the Credit Agreement dated as of August 27, 1997 among Premium, Asset Sub B, Asset Sub C, Lundy International, the Agent and the
Lenders (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the "Credit Agreement").

                                    RECITALS

        A.      On or before March 31, 2002, Premium and Asset Sub B desire to merge, with Premium being the surviving corporation ("Asset Sub B Merger").
Prior to the Asset Sub B Merger, Asset Sub B will form and transfer certain transportation-related assets to Asset Sub D (hereafter referred to as the
"LPC Asset Transfer").

        B.      Prior to the effective date of the Asset Sub B Merger, Asset
Sub D will be a wholly-owned subsidiary of Asset Sub B. After the effective date of the Asset Sub B Merger, Asset Sub D will be a wholly-owned subsidiary of
Premium.

        C.      Borrower has represented and warranted to the Agent and the
Lenders that the value of the assets to be transferred pursuant to the LPC Asset
Transfer does not create an aggregate transfer of Borrower's assets for fiscal year ending 2002 in excess of $250,000 and therefore, the LPC Asset Transfer does not require the consent of the Required Lenders pursuant to the Credit
Agreement.

Notwithstanding the foregoing, Borrower, the Agent and the Lenders desire Asset
Sub D to become a party to the Credit Agreement and the Financing Agreements related thereto at this time.

        D.      Capitalized  terms used and not defined in this  Amendment shall have the meanings given to such terms in the Credit Agreement, as amended by this Amendment.

        NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower by the Agent and the
Lenders, Borrower, the Agent and the Lenders agree as follows:

        1.     Assumption of Indebtedness by Asset Sub D; Obligations and
Covenants. Asset Sub D hereby assumes all indebtedness of Premium, Asset
Sub B, Asset Sub C, and Lundy International to the Agent and the Lenders pursuant to, and as a co-borrower joins in, the Credit Agreement. Asset Sub D also agrees to pay all indebtedness to the Agent and the Lenders under all promissory notes issued pursuant to the Credit Agreement, and agrees that its liability to the
Agent and the Lenders with respect to all indebtedness thereunder shall be primary as well as joint and several with Premium, Asset Sub B, Asset Sub C, and
Lundy International, all as if Asset Sub D was an original obligor thereof.
Asset Sub D also agrees to abide by and observe all of the covenants, terms and conditions to be observed and performed by Borrower as contained in the Credit
Agreement, and the agreements, instruments and/or documents related thereto, including but not limited to the Financing Agreements. Asset Sub D shall be and is hereby added as a party to the Credit Agreement and as a party to all of the agreements, instruments and/or documents related thereto, and any and all references to Borrower set forth in the Credit Agreement, or in any agreement, instrument or document related thereto, including without limitation this
Amendment, shall hereafter include and pertain in all respects to Asset Sub D.
Premium, Asset Sub B, Asset Sub C, and Lundy International acknowledge and consent to the foregoing, and agree that their liability to the Agent and the
Lenders with respect to all indebtedness under the Credit Agreement shall be primary as well as joint and several with Asset Sub D.

        2.      Section 1.2 of the Credit Agreement, is amended to add or
amend the following capitalized terms which are defined in the preambles to this
Amendment: "Asset Sub D", "Borrower", "Asset Sub B Merger" and "LPC Asset
Transfer".

        3.      New and Amended Defined Terms. Section 1.1 of the
Credit Agreement, Defined Terms, is amended to add or amend the following definitions,

which shall read in full as follows:

                  "Applicable Margin" shall mean with respect to
         Revolving Loans or Term Loans, which are Base Rate Loans or LIBOR Rate
         Loans, or with respect to fees for non-use of the Revolving Loan
         Commitments, the rates per annum set forth below for the then applicable Financial Performance Level:

Revolving Loans:

------------------------------ ----------------------

Financial
Performance Level  Base Rate  LIBOR Rate  Non-Use Fee
-----------------  ---------  ----------  -----------

Level 1            1.00%      2.50%       0.375%
------------------ ---------- ----------- ------------

Level 2            0.75%      2.25%       0.375%
------------------ ---------- ----------- ------------

Level 3            0.50%      2.00%       0.250%
------------------ ---------- ----------- ------------

Level 4            0.25%      1.75%       0.250%
------------------ ---------- ----------- ------------

Level 5            0.00%      1.50%       0.250%
------------------ ---------- ----------- ------------

Term Loans:

------------------ ---------- -----------

Financial
Performance Level  Base Rate  LIBOR Rate
------------------ ---------- -----------

Level 1            1.125%     2.625%
------------------ ---------- -----------

Level 2            0.875%     2.375%
------------------ ---------- -----------

Level 3            0.625%     2.125%
------------------ ---------- -----------

Level 4            0.375%     1.875%
------------------ ---------- -----------

Level 5            0.125%     1.625%
------------------ ---------- -----------

                  The Agent will review the Borrower's financial performance as of each fiscal quarter end after its receipt of the Borrower's financial statements and compliance certificate for such fiscal quarter, and will confirm the Borrower's determination as to whether the Borrower's Financial Performance Level for such fiscal quarter was
         Level 1, Level 2, Level 3, Level 4 or Level 5. As so confirmed by the
         Agent, the Borrower's Financial Performance Level will determine the
         Applicable

         Margin effective for Revolving Loans, Term Loans and the
         fees for non-use of the Revolving Loan Commitments for the three month period beginning on the tenth day of the month following the month in which the Agent receives such quarterly financial statements if the
         Agent receives such quarterly financial statements prior to the last five (5) Business Days of the month following the end of such fiscal quarter. If the Agent receives such quarterly financial statements during the last five (5) Business Days of the month following the end of such fiscal quarter, any reduction in the Applicable Margin will be delayed until the tenth day of the second month following the month in which the Agent receives such quarterly financial statements, but any increase in the Applicable Margin will be effective retroactively to the tenth day of the month following the month in which the Agent receives such quarterly financial statements. If the Agent does not receive such quarterly statements prior to the end of the month following the end of such fiscal quarter, the Borrower's Financial
         Performance Level shall be deemed to be Level 1 retroactively beginning with the tenth day of the second month following the end of such fiscal quarter.

                  "Base Rate" shall mean the greater of (a) the
         Prime Rate or (b) the Federal Funds Rate plus one half of one percent
         (.5%).

                  "Base Rate Loan" shall mean any Loan which bears
         interest at the Base Rate plus the Applicable Margin.

                  "Eligible Inventory" shall mean at the time of
         any determination thereof, all Inventory that met the following criteria at the time of creation or acquisition and continue to meet the same at the time of such determination:

                  (a) such Inventory is Inventory not deemed to be
         out-of-condition or otherwise unmerchantable by the United States
         Department of Agriculture, any state's Department of Agriculture, or any other Governmental Authority having regulatory authority over
         Borrower or any of Borrower's assets or activities;

                  (b) such Inventory is not Inventory for which a prepayment has been received;

                  (c) such Inventory is not in the possession of third parties, unless it is: (i) Inventory at a location disclosed to the Agent in accordance with Sections 3.3 and 4 of the Security Agreement (as that term is defined herein) or (ii) Inventory covered by negotiable warehouse receipts or negotiable bills of lading issued by either (A) a warehouseman licensed and bonded by the United States Department of
         Agriculture or any state's Department of Agriculture, or (B) a recognized carrier having an office in the United States and in a financial condition reasonably acceptable to the Agent, which receipts or bills of lading designate the Agent directly or by endorsement as the only Person to which or to the order of which the warehouseman or carrier is legally obligated to deliver such Inventory;

                  (d) such Inventory is owned solely by the Borrower and is
         subject to a perfected first priority interest in favor of the Agent for the ratable benefit of the Lenders; and

                  (e) such Inventory complies in all material respects with the requirements of all applicable laws and regulations, whether federal, state or local.

                  "Eurodollar Rate"  / Deleted.

                  "Eurodollar Rate Loan" / Deleted.

                  "LIBOR Rate" shall mean, with respect to each
         day during each Interest Period applicable to a LIBOR Rate Advance, the one, two, three or six month LIBOR rate quoted by the Agent from
         Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two Business Days prior to the LIBOR Rate Loan) rounded up to the nearest one sixteenth of one percent.

                  "LIBOR Rate Loan" shall mean any Loan, which
         bears interest at the LIBOR Rate plus the Applicable Margin.

                  "Prime Rate" shall mean the prime rate announced
         by the Agent from time to time, which is a base rate that the Agent from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans which make reference thereto. The Prime Rate is not necessarily the lowest rate offered by the Agent. With respect to Base Rate Loans, each change in the rate of interest hereunder shall become effective on the date each
         Prime Rate change is announced by the Agent or with each change in the
         Federal Funds Rate, as the case may be.

                  "Reference Rate" / Deleted.

                  "Reference Rate Loan" / Deleted.

         4.       Each and every reference in the Credit Agreement or any
Financing Agreements to the Reference Rate shall be to the Prime Rate as defined herein.  Each and every reference in the Credit Agreement or any Financing
Agreements to the Reference Rate Loan shall be to the Base Rate Loan as defined herein. Each and every reference in the Credit Agreement or any Financing
Agreements to the Eurodollar Rate and the Eurodollar Rate Loan shall be to the
LIBOR Rate and the LIBOR Rate Loan, respectively, as defined herein.

         5.       Other Names.  Section 7.7 of the Credit Agreement
is amended to read in full as follows:

                  Premium has not, during the preceding five years, been known by or used any other name, except as disclosed on Part 7 of Exhibit 7 to the Credit Agreement. Asset Sub C, Lundy International and Asset Sub
         D have not, during the preceding five years, been known by or used any other name.

         6.       Section 9.1 of the Credit Agreement, Financial
Statements and Other Information, shall be amended to add a subparagraph
(d), which shall read as follows:

                  (d) as soon as practicable and in any event within thirty (30)
         days after the end of each fiscal quarter of the Borrower, together with a compliance certificate as required by subparagraphs (a) and (b)
         of this Section 9.1, an amendment to Schedule 3.3A of the
         Security Agreement, which identifies, among other things, the locations of all Collateral in the hands of third parties that has not been previously disclosed to the Agent in writing, which amendment shall state, at a minimum (i) the name of the third party who has possession of the Collateral, (ii) the address of such third party location, (iii)
         the name of a contact person at such third party location, (iv) the telephone number of such contact person, and (v) the total capacity of the facility where the Collateral is located.

         7.       Any compliance certificate required to be submitted by
Borrower pursuant to Section 9.1 of the Credit Agreement, Financial
Statements and Other Information, shall be substantially in the form attached as Exhibit 9D.

         8.       The seventh sentence of Section 9.5 of the Credit
Agreement, Property Insurance, shall read as follows:

         If the payment as a result of any insurance loss is less than
         $12,000,000 in the absence of a Matured Default, the Borrower may apply the payment to the cost of restoring or replacing the Collateral or the portions thereof so damaged or destroyed, provided, however, that if and to the extent such payment is not so used, the Borrower shall use the payment first to repay any Revolving Loan outstanding, and then as a prepayment of the Term Loans.

         9.       Section 9.17 of the Credit Agreement, Ownership of
Subsidiaries, is amended to read in full as follows:

                  9.17  Ownership of Subsidiaries.

                  Prior to the effective date of the Asset Sub B Merger, Asset
         Sub B, and Asset Sub C shall at all times be wholly owned subsidiaries of Premium, and Asset Sub D shall at all times be a wholly-owned subsidiary of Asset Sub B, except as allowed in Section 10.2(a). From and after the effective date of the Asset Sub B Merger, Asset Sub C and
         Asset Sub D shall at times be wholly owned subsidiaries of Premium except as allowed in Section 10.2(a). Lundy International shall at all times be a wholly owned subsidiary of Asset Sub C except as allowed in
         Section 10.2(a).

         10.    In addition to the remedies otherwise stated in Section 11.2 of the Credit Agreement, Other Remedies, upon a Matured Default, the
Agent shall have the right to deliver to each Person at such address as is provided to the Agent on Schedule 3.3-A to the Security Agreement by and
between Borrower and Agent dated as of August 27, 1997 (as the same has been or may be amended, replaced, restated and/or supplemented from time to time, the
"Security Agreement"), as it is amended from time to time in accordance with Section 3.3 of the Security Agreement, the Notice Letter (as that term is defined in the Security Agreement).

         11.      Maximum Interest.  Section 13.19 of the Credit
Agreement is amended to read in full as follows:

                  13.19   Maximum Interest. No agreements,
         conditions, provisions or stipulations contained in this Agreement or in any of the other Financing Agreements, or any Default or Matured
         Default, or any exercise by the Agent of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever, contained in this Agreement or any of the other
         Financing

         Agreements, or the arising of any contingency whatsoever, shall entitle the Agent to collect, in any event, interest exceeding the maximum authorized by law, and in no event shall Borrower be obligated to pay interest exceeding such rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the maximum allowed by law, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the maximum allowed by law ("Excess"),
         Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any Liabilities due, and, second, returned to Borrower, it being the intention of the parties not to enter at any time into a usurious or otherwise illegal relationship.
         Borrower and the Agent both recognize that, with fluctuations of index rates and applicable margins, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that: (a) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess; and (b) Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent based, in whole or in part, upon the charging or receiving of any interest in excess of the maximum authorized by law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent, all interest at any time contracted for, charged or received by the Agent in connection with the Liabilities shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         12.    Representations and Warranties. To induce the Agent and
the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that except as described in this Amendment or previously disclosed to the Agent in writing pursuant to the Credit Agreement, each and every representation and warranty set forth in the Credit Agreement is true and correct as of the date hereof, and shall be deemed remade by the
Borrower as of the date hereof.

         13.    Representations and Warranties Regarding Location of
Collateral.  Borrower represents and warrants to the Agent and the Lenders that prior to the effective date of the Asset Sub B Merger, only Asset Sub B,
Asset Sub C, Asset Sub D and Lundy International own Collateral in North
Carolina, South Carolina and Georgia, and that Asset Sub B, Asset Sub C, Asset
Sub D and Lundy International, do not own Collateral outside of North Carolina,
South Carolina and Georgia. After

the effective date of the Asset Sub B Merger, Premium will also own Collateral in North Carolina heretofore owned by Asset Sub B. The Borrower acknowledges that any change in this status of location of Collateral shall be subject to the terms of Section 2.14 of the Security Agreement dated as of August 27, 1997 among Premium, Asset Sub B, Lundy International, Asset Sub C, the Agent and the
Lenders (as the same has been and may be amended, replaced, restated and/or supplemented from time to time).

         14.    Exhibit 9C to the Credit Agreement, Form of Compliance
Certificate, is replaced with Exhibit 9D to this Amendment.

         15.    Conditions to Advances; Documentation. The effectiveness
of this Amendment shall be conditioned upon the execution and/or delivery of the agreements, instruments and/or documents listed on Exhibit 8F attached hereto, all in form and substance acceptable to the Agent and its legal counsel.

         16.    Incorporation of Credit Agreement. The parties agree that
this Amendment shall be an integral part of the Credit Agreement, that all of the terms set forth therein are incorporated in this Amendment by reference, and that all terms of this Amendment are incorporated therein as of the date of this
Amendment. All of the terms and conditions of the Credit Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Credit
Agreement, the terms of this Amendment shall control.

         17.    Counterpart and Facsimile Signatures.  This Amendment
may be executed in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally  executed or an electronic or facsimile copy of an original) and all of which shall constitute together but one and the same document.

  [The rest of this page is intentionally left blank - Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth
Amendment to Credit Agreement as of the day and year first above written.

                                                PREMIUM STANDARD FARMS, INC.,
                                                a Delaware corporation
ATTEST:

By:                                             By:
   ----------------------------                    --------------------------
Its:                                            Its:
   ----------------------------                    --------------------------

                                                THE LUNDY PACKING COMPANY, a
                                                North Carolina corporation
                                                and successor by merger to
                                                PSF ACQUISITION CORP.
ATTEST:

By:                                             By:
   ----------------------------                    ---------------------------
Its:                                            Its:
   ----------------------------                    ---------------------------

                                                LUNDY INTERNATIONAL, INC., a
                                                North Carolina corporation
ATTEST:

By:                                             By:
   ----------------------------                    -----------------------------
Its:                                            Its:
   ----------------------------                    -----------------------------

                                                PREMIUM STANDARD FARMS OF NORTH
                                                CAROLINA, INC., a Delaware
                                                corporation
ATTEST:

By:                                             By:
   ----------------------------                    -----------------------------
Its:                                            Its:
   ----------------------------                    -----------------------------

                                                LPC TRANSPORT, INC., a Delaware
                                                corporation
ATTEST:

By:                                             By:
   ----------------------------                    -----------------------------
Its:                                            Its:
   ----------------------------                    -----------------------------

                                                U.S. BANK NATIONAL
                                                ASSOCIATION, as Agent and as a
                                                Lender 950 17th Street, Suite
                                                350 Denver, Colorado 80202

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                FARM CREDIT SERVICES OF WESTERN
                                                MISSOURI, PCA

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                HARRIS TRUST AND SAVINGS BANK

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                FARM CREDIT SERVICES OF AMERICA,
                                                FLCA

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                FIRST NATIONAL BANK OF OMAHA

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                LASALLE BANK NATIONAL ASSOCIATION

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                COOPERATIEVE CENTRALE
                                                RAIFFEISEN-BOERENLEENBANK
                                                B.A., "RABOBANK INTERNATIONAL",
                                                NEW YORK BRANCH

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                                                By:
                                                --------------------------------
                                                Its:
                                                --------------------------------

                           ACKNOWLEDGMENT OF GUARANTOR

         The undersigned Guarantor acknowledge the foregoing Sixth Amendment to
Credit Agreement and consents to all of the terms and provisions thereof.

                                                PSF GROUP HOLDINGS, INC., a
                                                Delaware corporation
ATTEST:

By:                                             By:
   ----------------------------                    -----------------------------
Its:                                            Its:
     --------------------------                    -----------------------------

                                  Exhibit 8F
                                       to
                       Sixth Amendment to Credit Agreement

       List of Closing Documents Required as a Condition of the Amendment

1.      Sixth Amendment to Credit Agreement.

2.      Fourth Amendment to Security Agreement.

3.      Secretary's Certificate as to Directors' Resolutions and Incumbency as
        to LPC Transport, Inc., including Articles and Bylaws as Exhibits.

4.      A Certificate of Good Standing for LPC Transport, Inc. in Delaware and
        North Carolina.

5.      UCC-1 Financing Statement as required by the Agent for LPC Transport,
        Inc.

6.      Opinion of Legal Counsel as to matters generally regarding LPC
        Transport, Inc.

7.      Updated or New Certificates of Insurance and Loss Payable Endorsements
        showing coverage for Asset Sub D.

8.      Five (5) duplicate originals of the Notice Letter provided to Borrower in conjunction with the Fourth Amendment to the Security Agreement, executed by Borrower.

9.      Certified Corporate Resolutions of PSF Group Holdings, Inc.

10.     Certified Corporate Resolutions of Premium Standard Farms, Inc.

11.     Certified Corporate Resolutions of The Lundy Packing Company

12.     Certified Corporate Resolutions of Premium Standard Farms of North
        Carolina, Inc.

13.     Certified Corporate Resolutions of Lundy International, Inc.

14.     Certified Corporate Resolutions of LPC Transport, Inc.

                                   Exhibit 9D
                                       to
                       Sixth Amendment to Credit Agreement

                             Compliance Certificate

                                    Attached